UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals Reports Positive PTSD Data Demonstrating Ketamir-2 Restores Normalized Behavior in Stressed Animals

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA) today announced results from a proof-of-concept validation study evaluating its oral drug candidate, Ketamir-2, in an animal model of post-traumatic stress disorder (PTSD). The study was conducted in a small group of rats using the Single Prolonged Stress (SPS) model, a widely accepted paradigm for inducing PTSD-like symptoms. Animals were exposed twice to a predator stressor (bobcat urine), which induced avoidance behavior, anxiety-like responses, and depressive-like symptoms that persisted and intensified over time, modeling chronic PTSD-like states.

Following the development of these symptoms, animals were dosed orally with Ketamir-2 once daily for five consecutive days. Behavioral assessments included anxiety-and coping/resilience-related behavior in the forced swim test (FST), which measures immobility versus active coping strategies. Stressed animals displayed hallmark PTSD-like behaviors, including increased despair, immobility, and avoidance of coping. Treatment with Ketamir-2 was associated with a reversal of these types of behaviors toward the level observed in non-stressed animals.

This initial validation supports the study design, and a larger follow-on PTSD study is ongoing. Ketamir-2 is also being evaluated in an ongoing Phase 1 clinical trial for neuropathic pain, where it has demonstrated a favorable safety profile to date.

Ketamir-2 is a proprietary, orally bioavailable new molecular entity that selectively targets the NMDA receptor (PCP site) with low affinity and has shown no significant off-target activity across a broad receptor panel. It was designed to capture the therapeutic efficacy of ketamine while minimizing dissociative and other central nervous system side effects that limit ketamine’s clinical use. The U.S. Drug Enforcement Administration’s scientific review of Ketamir-2 concluded that it would not be considered a controlled substance or listed chemical under the Controlled Substances Act and its governing regulations. In prior preclinical studies, Ketamir-2 demonstrated superior efficacy compared to ketamine, pregabalin, and gabapentin in neuropathic pain models.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated: September 15, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer